Exhibit T3A.2.83

FILED
OCT 3 1983

9 AM

[ILLEGIBLE]

SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

RITE INVESTMENTS CORP.

l.	The name of the Corporation is Rite Investments Corp.

2.	The address of its registered office is 103 Springer Building, 3411 Silver side Road, Wilmington, County of New Castle, Delaware 19810. The name of its registered agent at such address is Organization Services, Inc.

3.	The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law, in particular, to qualify and remain qualified as a corporation exempt from Delaware corporate income tax, under Delaware Corporate Income Tax Law Section 1902(b) (8), or the corresponding provision of any subsequent law.

4.	The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock; all of such shares shall have no par value.

5a.	The name and mailing address of each incorporator is as follows:

NAME	ADDRESS

George P. Warren, Jr.	103 Springer Building 3411 Silver side Road Wilmington, Delaware 19810

Judith P. Dolan	103 Springer Building 3411 Silver side Road Wilmington, Delaware 19810

5b.	The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	ADDRESS

Martin Grass	Post Office Box 3165 Harrisburg, Pennsylvania 17105

Linda Shapiro	Post Office Box 3165 Harrisburg, Pennsylvania 17105

Franklin C. Brown	Post Office Box 3165 Harrisburg, Pennsylvania 17105

6.	The corporation is to have perpetual existence

7.	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

8.	Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the Corporation will be kept (subject to any provisions contained in the statutes) in the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

9.	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10.	The Corporation shall have no power and may not be authorized by its stockholders or directors, (i) to perform or omit to do any act that would prevent, inhibit, result in termination or threaten the Corporation's status as a corporation exempt from the Delaware corporate income tax under the Delaware Corporate Income Tax Law Section l902(b) (8) or the corresponding provision of any subsequent law; or (ii) in particular, to conduct any activities within the State of Delaware other than the maintenance and management of its intangible Investments and the collection and distribution of income from such investments or from tangible property physically located outside the State of Delaware.

WE THE UNDERSIGNED, being each of the incorporators herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring are certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 30th day of September, 1983.

/s/ George B. Warren, Jr.
George B. Warren, Jr.

/s/ Judith P. Dolan
Judith P. Dolan

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE

*****

Rite Investments Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Organization Services, Inc. and the present registered office of the corporation is in the county of New Castle

The Board of Directors of Rite Investments Corp. adopted the following resolution on the 5th day of September, 2001.

Resolved, that the registered office of Rite Investments Corp. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Rite Investments Corp. has cause this statement to be signed by Robert B. Sari, its Secretary*, this 5th day of September, 2001.

Rite Investments Corp.

/s/ Rober B. Sari
Robert B. Sari, Secretary	(Title)

* Any authorized officer or the chairman of Vice-Chairman of the Board of Directors may execute this certificate.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:45 AM 09/07/2001
010444145 - 2018339

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 04/03/2002
020228037 - 2018339

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT
Section 253

CERTIFICATE OF OWNERSHIP

MERGING

FIONA TWO CORP.

AND

FIONA THREE CORP.

INTO

RITE INVESTMENTS CORP.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Rite Investments Corp., a corporation incorporated on the 3rd day of October, 1983, pursuant to the provisions of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of Fiona Two Corp., and Fiona Three Corp., corporations incorporated on the 19th day of February 1998, pursuant to the provisions of the General Corporation Law of Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 21st day of March, 2002, determined to and did merge into itself said Fiona Two Corp. and Fiona Three Corp., which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 100% of the outstanding stock of Fiona Two Corp. and Fiona Three Corp. corporations organized and existing under the laws of Delaware, and

WHEREAS this corporation desires to merge into itself the said Fiona Two Corp. and Fiona Three Corp., and to be possessed of all the estate, property, rights, privileges and franchises of said corporations,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Fiona Two Corp. and Fiona Three Corp and assumes all of their liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Fiona Two Corp. and Fiona Three Corp. and assume their liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said Rite Investments Corp. has caused its corporate seal to be affixed and this certificate to be signed by Robert B. Sari, an authorized officer this 21st day of March, 2002.

RITE INVESTMENTS CORP.

	By:	/s/ Robert B. Sari
(corporate seal)	Name:	Robert B. Sari
	Title:	Vice President

State of Delaware
Secretary of State
Division or Corporations
Delivered 11:00 AM 02/19/2004
FILED 11:00 AM 02/19/2004
040120351 - 2018339 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

RAFF MERGER COMPANY, L.L.C.

INTO

RITE INVESTMENTS CORP.

Pursuant to Title 8, Section 264 (c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is RITE INVESTMENTS CORP., a Delaware corporation, and the name of the limited liability company being merged into this surviving corporation is RAFF MERGER COMPANY, L.L.C.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation is RITE INVESTMENTS CORP.

FOURTH: The merger is to become effective on the date of the filing of the Agreement of Merger and Certificate of Merger with the Secretary of State of Delaware.

FIFTH: The Agreement of Merger is on file at 30 Hunter Lane, Camp Hill, Pennsylvania, 17011, the place of business of the surviving corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by an authorized officer, this 16 day of February, 2004.

RITE INVESTMENTS CORP.

By:	/s/ Robert B. Sari
Robert B. Sari
Senior Vice President

State of Delaware
Secretary of State
Division or Corporations
Delivered 11: 00 AM 02/19/2004
FILED 11: 00 AM 02/19/2004
SRV 040119451 - 2018339 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER

OF

DOMINION ACTION ONE CORPORATION

AND

DOMINION ACTION TWO CORPORATION

AND

DOMINION ACTION THREE CORPORATION

AND

DOMINION ACTION FOUR CORPORATION

AND

OCEAN ACQUISITION CORPORATION

AND

PORTFOLIO MEDICAL SERVICES INC.

AND

RITE AID VENTURER #I, INC.

AND

SOPHIE TWO CORP.

AND

SOPHIE THREE CORP.

(COLLECTIVELY, THE "CORPORATIONS TO BE MERGED")

INTO

RITE INVESTMENTS CORP.

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is RITE INVESTMENTS CORP. and the names of the corporations being merged into this surviving corporation are as set forth on Exhibit A.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is RITE INVESTMENTS CORP., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on the date of filing of this Certificate with the Secretary of State of Delaware.

SIXTH: The Agreement of Merger is on file at 30 Hunter Lane, Camp Hill, Pennsylvania, 17011, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer on this 16 day of February, 2004.

By:	/s/ Robert B. Sari
Robert B. Sari
Authorized Officer
Senior Vice President

(corporate seal)

EXHIBIT A

CORPORATIONS TO BE MERGED

Name of Corporation	Date of Incorporation

Dominion Action One Corporation	1/15/88
Dominion Action Two Corporation	1/18/88
Dominion Action Three Corporation	1/18/88
Dominion Action Four Corporation	1/18/88
Ocean Acquisition Corporation	11/13/95
Portfolio Medical Services Inc.	2/8/94
Rite Aid Venturer #1, Inc.	6/22/87
Sophie Two Corp.	2/19/98
Sophie Three Corp.	2/19/98